SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 W. Big Beaver, Suite 650 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-430-4300

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On September 9, 2011 we entered in to an Amendment (the “Amendment”) to the Settlement Agreement (the “Agreement”) we entered into on February 28, 2011 with Joseph Charles Loomis (the “Debtor”). Under the Agreement, as detailed more fully in the Current Report on Form 8-K filed with the SEC on March 3, 2011, the Debtor was paid $200,000 and permitted 180 days to sell his shares of stock for a price of not less than $0.35 per share for a total payout of $500,000. Any shares not sold would then be purchased by us. At the end of the 180 days, however, the Debtor was unable to sell his shares and we were unable to pay him the remaining $300,000 for his shares.

Under the Amendment, the Debtor agreed to forbear his right to submit the remaining $300,000 judgment to the Bankruptcy Court. In addition, commencing as of April 1, 2011, we agree to make forbearance payments to Debtor on a monthly basis in the amount of 8% of the sum of $300,000 or $2,000 per month with each forbearance payment due and payable on the first business day of each month. Under this Amendment and within 48 hours of approval of this Amendment by the Bankruptcy Court, we shall pay the Debtor the past due forbearance payments (for the months of April, May, June, July and August) in the total amount of $10,000.

The remaining principal balance in the amount of $300,000 is due and payable to the Debtor on or before April 1, 2012.

A copy of the Amendment to Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the Amendment to Settlement Agreement is qualified in its entirety by reference to the full text of the Amendment to Settlement Agreement.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment to Settlement Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns

Chief Executive Officer

Date: September 12, 2011